                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                   Augat Inc.
                (Name of Registrant as Specified In Its Charter)

                                   Augat Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
        Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

- --------------------------------------------------------------------------------

                                   AUGAT INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 25, 1995

     Notice is hereby given that the Annual Meeting of Shareholders of Augat Inc. (the "Company") will be held at The Enterprise Room, State Street Bank and Trust Company, 5th Floor, 225 Franklin Street, Boston, Massachusetts, on Tuesday, April 25, 1995 at 1:30 P.M. for the following purposes:

        1. To elect four Directors in Class III to serve until the 1998 Annual Meeting of Shareholders or until their successors are elected and qualify.

        2. To consider and act upon a proposal to ratify the employment of Deloitte & Touche LLP as the Company's auditor for 1995.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 2, 1995 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and at any adjournment thereof.

     Attention is directed to the Proxy Statement printed on the following pages.

                                            By order of the Board of Directors

                                            THOMAS E. NEELY, Clerk

March 24, 1995
- -------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

             NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE

     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

- -------------------------------------------------------------------------------

                                   AUGAT INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 25, 1995

SOLICITATION OF PROXIES

     This Proxy Statement is being furnished on or about March 24, 1995 to all shareholders of Augat Inc. (the "Company") of record on March 2, 1995 in connection with the solicitation by the Board of Directors of the Company of proxies in the form enclosed, for use at the annual meeting of shareholders to be held on April 25, 1995, and at any adjournments thereof. Any proxy may be revoked at any time prior to its exercise by a written notification of such revocation addressed to the Clerk at the Company's principal office or by signing another proxy of a later date or by personally voting at the meeting of shareholders. The Company's principal office is at 89 Forbes Boulevard, Post Office Box 448, Mansfield, Massachusetts 02048. EACH PROXY WILL BE VOTED FOR ALL PROPOSALS IF NO CONTRARY INSTRUCTION IS INDICATED IN THE PROXY.

     The Annual Report of the Company for the year ended December 31, 1994 including financial statements is being sent to shareholders with this Proxy Statement, but is not to be considered a part of the proxy solicitation material.

     At the close of business on March 2, 1995, the record date for determining the shareholders entitled to vote at the annual meeting, there were outstanding 19,500,172 shares of the common stock, $.10 par value, of the Company entitled to vote with respect to the matters to be considered at the meeting. Each share has the right to one vote.

     A majority in interest of the issued and outstanding common stock entitled to vote constitutes a quorum at the annual meeting. The affirmative vote of the holders of a plurality of the shares of common stock present or represented at the annual meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present or represented at the annual meeting is required for the approval of the ratification of the selection by the Board of Directors of Deloitte & Touche LLP as the Company's auditor for 1995. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the annual meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

     The cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072, to aid in the solicitation of proxies. For these services, the Company will pay Corporate Investor Communications, Inc. a fee of $4,500 and reimburse it for certain out-of-pocket disbursements and expenses. In addition, the officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. The Company will also request stockbrokers, banks and other fiduciaries to forward proxy material to their principals or customers who are the beneficial owners of shares, and will reimburse them for their expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 2, 1995, with respect to the beneficial ownership of the Company's common stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of common stock, (ii) each executive officer of the Company named in the Summary Compensation Table set forth in this Proxy Statement and
(iii) all directors and officers of the Company as a group.

                                                                            PERCENT OF
                                                              SHARES        OUTSTANDING
                                                           BENEFICIALLY       COMMON
               NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED          STOCK(1)
          -----------------------------------------------  ------------     -----------
          Fidelity Management & Research Group...........  2,526,820(2)         12.9
            82 Devonshire Street
            Boston, Massachusetts 02109
          Mitchell Hutchins Asset Management.............  1,587,000(2)          8.1
            1285 Avenue of the Americas
            New York, New York 10019
          Norwest Corporation............................  1,543,650(2)          7.9
            Norwest Center
            Sixth and Marquette
            Minneapolis, Minnesota 55479
          Marcel P. Joseph...............................    136,619(3)           .7
            Chairman of the Board of Directors
          William R. Fenoglio............................     28,000             (a)
            President and Chief Executive Officer
          Anthony F. Lefkowicz...........................     29,000(3)          (a)
            Vice President and General Manager
            Wiring Systems and Components Business
          Larry E. Buffington............................     22,376(3)          (a)
            Vice President and General Manager
            Communication Products Business
          Ellen B. Richstone.............................     13,625(3)          (a)
            Vice President and Chief Financial Officer
          L. Ronald Hoover...............................      8,426(3)          (a)
            Vice President Business and
            Technology Development
          All directors and officers as a group (23          544,550(4)          2.8
            persons).....................................

- ---------------

     (a) Less than one percent

     (1) Including as shares outstanding those which officers and directors may acquire within 60 days upon exercise of stock options.

     (2) The above information is based upon a Schedule 13D or 13G filed with the Securities and Exchange Commission as of December 31, 1994.

     (3) The amounts include the following shares that may be acquired within 60 days pursuant to outstanding stock options: Marcel P. Joseph, 58,500 shares; Anthony F. Lefkowicz, 17,000 shares; Larry E. Buffington, 12,250 shares; Ellen
B. Richstone, 9,000 shares and L. Ronald Hoover, 1,750 shares.

     (4) The number of shares stated as being beneficially owned by all directors and officers as a group includes 160,825 shares with respect to which beneficial ownership may be acquired within 60 days, and includes an aggregate of 205,733 shares believed to be beneficially owned by spouses, relatives sharing their homes or by trusts with which directors or officers are associated. See footnotes to the information concerning directors on page 4. The inclusion of such shares does not constitute an admission by such directors or officers that they are beneficial owners of these shares.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The By-Laws of the Company provide that there shall be three classes of directors as nearly equal in number as possible, with one class elected each year to serve for a term of three years. The term of office of directors in Class III expires this year. The Board of Directors has set the number of directors in Class III at four, and it is proposed that the following individuals be elected to the Board of Directors in that class:

 William R. Fenoglio, Jerald G. Fishman, John N. Lemasters and David V. Ragone

     UNLESS THE ENCLOSED PROXY IS MARKED TO INDICATE A VOTE AGAINST ANY ONE OR MORE OF THE NOMINEES, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE TO ELECT AS DIRECTORS IN CLASS III THE INDIVIDUALS NAMED ABOVE.

     In the event that any nominee for election should become unavailable, the persons acting under the proxy may vote for the election of a substitute as may be determined by the Board of Directors or a vacancy may be left to be filled subsequently by the Board of Directors. The Company has no reason to believe that any nominee will become unavailable. The enclosed proxy cannot be voted for a greater number of persons than four.

     Information about each nominee and each other director whose term continues after the meeting, and their beneficial ownership of the Company's common stock at March 2, 1995, is as follows:

                                                                                  SHARES OF
                                                                      FIRST     COMMON STOCK    PERCENTAGE OF
                                                                      BECAME    BENEFICIALLY     OUTSTANDING
            NAME AND PRINCIPAL OCCUPATION                      AGE   DIRECTOR       OWNED        COMMON STOCK
- ------------------------------------------------------------   ----  --------   -------------   --------------
Class III Nominees -- Term to Expire in 1995
     William R. Fenoglio....................................    55     1994        28,000            (a)
       President and Chief Executive Officer
     Jerald G. Fishman+.....................................    49     1992         2,500(1)         (a)
       President and Chief Operating Officer,
       Analog Devices, Inc.
     John N. Lemasters+.....................................    61     1988         4,250(1)         (a)
       Retired Corporate Executive
     David V. Ragone#*......................................    64     1979         9,500(1)         (a)
       Partner -- Ampersand Specialty Materials Ventures
       and Senior Lecturer, Department of Materials Science,
       Massachusetts Institute of Technology

                                                                            SHARES OF
                                                                 FIRST     COMMON STOCK    PERCENTAGE OF
                                                                 BECAME    BENEFICIALLY     OUTSTANDING
            NAME AND PRINCIPAL OCCUPATION                 AGE   DIRECTOR       OWNED        COMMON STOCK
- --------------------------------------------------------- ---   --------   -------------   --------------
Class II Directors -- Term to Expire in 1996
     Samuel S. Dennis 3d+................................  84     1969       206,252(2)         1.0
       Sole owner of a Professional Corporation
       which is a partner of Hale and Dorr,
       Counsel for the Company
     Vernon R. Alden+#...................................  72     1979        15,750(1)(3)      (a)
       Director and Trustee of several organizations,
       Former Chairman, The Boston Company, Inc.
     Thomas L. King+#....................................  64     1993         2,250(1)         (a)
       Chairman, President and Chief Executive Officer,
       Standex International Corporation
     John D. Curtin, Jr.*................................  61     1994         3,250(1)         (a)
       Executive Vice President, Cabot Corporation
Class I Directors -- Term to Expire in 1997
     Marcel P. Joseph#...................................  59     1988       136,619(4)          .7
       Chairman of the Board
     Alan J. Zakon#*.....................................  59     1989        11,750(1)         (a)
       Director of several corporations,
       Former Chairman, Boston Consulting Group
     Bruce L. Crockett*..................................  50     1994         1,750(1)         (a)
       President and Chief Executive Officer,
       COMSAT Corporation

- ---------------
      + Member of Compensation Committee
      * Member of Audit Committee
     # Member of Nominating Committee
- ---------------
     (a) Less than one percent
- ---------------
     (1) For all directors (other than Messrs. Dennis and Joseph), includes the beneficial ownership of options which may be exercised within 60 days as follows: Mr. Fishman -- 2,500 shares; Mr. Lemasters --
3,750 shares; Mr. Ragone -- 3,750 shares; Mr. Alden -- 7,500 shares; Mr. King -- 1,250 shares; Mr. Curtin
- -- 1,250 shares; Mr. Zakon -- 6,250 shares; Mr. Crockett -- 1,250 shares.

     (2) Includes 203,052 shares held by trusts of which Mr. Dennis is a trustee in which neither Mr.
Dennis nor any other director or officer has any beneficial interest.

     (3) Includes 1,500 shares owned by Mr. Alden's wife as to which he disclaims any beneficial interest.

     (4) Includes 1,000 shares owned by Mr. Joseph's wife as to which he disclaims any beneficial interest and 58,500 shares which he has the right to acquire within 60 days upon the exercise of stock options.

     During the past five years each director has had the principal occupation or employment shown on the table except as follows:

     Mr. Fenoglio was elected President and Chief Operating Officer of the Company on September 6, 1994 and
on December 20, 1994, he was elected Chief Executive Officer of the Company. For the period 1985 to 1994, he was with Barnes Group Inc serving as President and Chief Operating Officer from 1985 to 1991 and Chief
Executive Officer from 1991 to 1994 of that corporation. For twenty-four years prior to that he was with the General Electric Company serving in various management positions, the last being Vice President and General Manager of the Motor Division.

     Mr. Fishman has been President and Chief Operating Officer of Analog Devices, Inc. since November 1991 and he serves on its Board of Directors. He served as Executive Vice President of that corporation for the period August 1988 to November 1991. For the six years prior to that he was Group Vice President -- Components with that corporation.

     Mr. Lemasters was Chairman of the Board, President and Chief Executive Officer of Computer Products, Inc. from March 1988 to August 1994. From 1985 to 1987 he was President and Chief Executive Officer of Contel Corporation.

     Mr. Ragone has been Partner -- Ampersand Specialty Materials Ventures since April 1992 and was General Partner of Ampersand from May 1989 to April 1992. Since July 1987 he has been Senior Lecturer, Department of Materials Science, Massachusetts Institute of Technology.

     Mr. King has been Chairman of the Board of Standex International Corporation since January 1992, President of that corporation since August 1984 and Chief Executive Officer of that corporation since July 1985.

     Mr. Curtin has been Executive Vice President of Cabot Corporation since October 1992 and he serves on its Board of Directors. He was Executive Vice President and Chief Financial Officer of that corporation for the period July 1989 to October 1992. For the fifteen years prior to that he was President, Chief Executive Officer and a director of Curtin & Co., Incorporated. He became a director of the Company and member of the Audit Committee effective February 1994.

     Mr. Joseph was elected Chairman of the Board effective February 28, 1989. He was elected President and Chief Executive Officer of the Company on February 29, 1988 and retired as President and Chief Executive Officer on December 20, 1994. For the period April 1985 to February 1988 he was with Communications Satellite Corporation where he served as Executive Vice President and President and Chief Operating Officer.

     Mr. Zakon was Managing Director, Bankers Trust Company from May 1989 to December 1994. Prior to that he was associated with the Boston Consulting Group for more than twenty years. He was elected Chairman of the Board of that firm in May 1985 and for five years prior to that he was Chief Executive Officer.

     Mr. Crockett has been President and Chief Executive Officer of COMSAT since February 1992 and he serves on its Board of Directors. He was President and Chief Operating Officer of that corporation for the period April 1991 to February, 1992. For the four years prior to that he was President COMSAT World Systems Division. He became a director of the Company and member of the Audit Committee effective February 1994.

     In addition, certain of these individuals serve as directors of other publicly-held corporations as follows:

     Mr. Ragone is a director of Cabot Corporation and SIFCO Industries Incorporated.

     Mr. Dennis is a director of Standex International Corporation. He is sole owner of a professional corporation that is a partner of Hale and Dorr, which has acted as general counsel to the Company for a number of years.

     Mr. Alden is a director of Colgate-Palmolive Company, Digital Equipment Corporation, Intermet Corporation and Sonesta International Hotels Corp.

     Mr. Fenoglio is a director of Southern New England Telephone Co.

     Mr. Joseph is a director of Barnes Group Inc.

     Mr. Zakon is a director of Arkansas-Best Freight Corporation, Autotote Corporation, Hechinger Corporation and Laurentian Capital.

     Mr. Fishman is a director of Chipcom Corporation and Kollmorgen Corp.

     Mr. Crockett is a director or trustee of funds of The AIM Management Group, Inc.

     Mr. Curtin is a director of Imperial Holly Corporation.

     Mr. Lemasters is a director of Computer Products Inc. and Dialogic Inc.

BOARD AND COMMITTEE MEETINGS

     In 1994 the Company's Board of Directors held nine meetings. Each incumbent director attended more than 85% of the aggregate number of such meetings. With respect to meetings of committees of the Board, each committee member attended more than 75% of the meetings of which he was a member, except for Messrs. Dennis and Lemasters who attended 60% of the committee meetings.

     The Audit Committee, consisting of Messrs. Crockett (Chairman), Curtin, Ragone and Zakon, held three meetings during the year. The Audit Committee reviews with the auditors the scope of the audit work performed and questions arising in the course of such work, and inquiries as to other pertinent matters such as the adequacy of internal accounting controls, financial reporting, security and personnel staffing.

     The Compensation Committee, which is responsible for determining the compensation for the key executives of the Company and its subsidiaries, held three meetings during the year. Its membership consists of Messrs. Alden (Chairman), Dennis, Fishman, King and Lemasters.

     The Nominating Committee, consisting of Messrs. Ragone (Chairman), Alden, Joseph, King and Zakon, held one meeting during the year. The duties of the Committee are to recommend the criteria for the composition and size of the Board and to seek out and recommend nominees for Directors to be submitted to a vote of shareholders. The Committee will consider nominees recommended in writing by shareholders if certain information is provided regarding the nominees. Recommendations must be received on or before November 25, 1995. Shareholders who wish to recommend nominees for directors should submit such recommendations to the Company's Clerk, 89 Forbes Boulevard, P.O. Box 448, Mansfield, Massachusetts 02048, who will forward such recommendations to the Nominating Committee.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1994 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

                         COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. This program seeks to enhance the profitability of the Company, and thereby enhance shareholder value, by linking the financial interests of the Company's executives with those of the shareholders. Under the guidance of the Company's Compensation Committee of the Board of Directors, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries.

     In applying this philosophy, the Compensation Committee has established a program to accomplish the following objectives:

     - attract and retain executives of outstanding abilities who are critical to the long-term success of the Company.

     - reward executives for achievement of internal Company goals as well as for Company performance relative to industry performance levels.

     - reward executives for long-term strategic management and the enhancement of shareholder value by providing equity ownership in the Company.

     Through these objectives, the Company integrates its compensation programs with its annual and long-term strategic planning.

EXECUTIVE COMPENSATION PROGRAM

     The Compensation Committee, which is comprised solely of non-employee Directors, approves the executive compensation program on an annual basis, including specified levels of compensation for all executive officers. The Company's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental three elements:

     - a base salary that is determined by individual contributions and sustained performance within an established competitive salary range.

     - an annual cash bonus that is directly tied to corporate and business unit financial performance measures as well as the achievement of individual business-related objectives.

     - a long-term incentive program that rewards executives when shareholder value is created through an increase in the market value of the Company's common stock or through significant performance achievements that enhance the long-term success of the Company. Stock option grants and restricted stock unit awards focus executives on managing the Company from the perspective of an owner with an equity position in the business.

     Each of these three elements of compensation is discussed below.

     Base Salary. Base salary levels for the Company's executive officers are determined based primarily on salary levels at companies of comparable size within the electronics and electrical industry. Salary data for such determinations is obtained through established outside independent services, specializing in compensation surveys representing a significant number of comparable industry companies, including two companies within the Peer Group identified on page 13. Based upon these independent compensation surveys, the

Company establishes a base salary range for each executive officer. The midpoint of each of the Company's executive officer's salary range is at least equal to the level of compensation for the comparable position reported in the surveys.

     Salaries for executive officers are reviewed by the Compensation Committee on an annual basis. In determining salary adjustments, the Compensation Committee considers individual performance and contributions to the Company as well as the executive officer's position within the base salary range.

     Annual Incentive Compensation. Annual incentives for the Company's executive officers are intended to reflect the Company's belief that management can make significant contributions to enhance shareholder value by achieving Company objectives and maximizing earnings. Accordingly, the Company has developed a management bonus plan that awards cash bonuses based on the achievement of certain objectives relating to profit-before-tax ("PBT"), earnings per share, sales and cash flow. Under this program, bonus awards consist of mandatory and discretionary segments, with such segments comprising 75% and 25%, respectively, of the potential award for each participant. The discretionary segment of an award is based on individual accomplishments measured against certain non-budgeted objectives (primarily inventory turns, accounts receivable, expenses, capital, customer service, market share, safety and environmental compliance and program management) and exceptional contributions to the Company.

     Bonuses for executive officers are awarded under this program based upon PBT and cash flow objectives at the corporate level and based on PBT, sales objectives and cash flow targets at the Company's various divisional levels. Each division of the Company is assigned PBT, sales and cash flow objectives, while overall PBT objectives, comprised of an aggregate of PBT objectives at the divisional levels, are set at the corporate level. Participants in the bonus program at the divisional level are subject to the above divisional objectives and, similarly, participants at the corporate level are subject to the above corporate level objectives. Bonuses for the Chief Executive Officer, President and Chief Financial Officer of the Company are based on PBT and earnings per share objectives at the corporate level.

     No participants are eligible for a bonus until a minimum threshold of 75% of the targeted objectives in any given year is achieved. Attainment of thresholds of 75%, 80% or 90%, respectively, of the targeted objectives results in bonus eligibility of 25%, 40% and 70%, respectively, of targeted bonus awards for such year. For each participant in the bonus program, targeted bonus awards in any given year are determined by multiplying a target incentive percentage by such participant's base salary. Target incentive percentages increase for higher positions within the Company.

     The Compensation Committee meets in February of each year to review the results for the prior fiscal year ending December 31. Bonuses, if any, are determined at this time and paid based on the prior year's performance. Bonuses were paid to all executive officers in 1994 based upon 1993 results. In February 1995, the Committee awarded bonuses to executive officers, including Messrs. Joseph and Fenoglio, who each served during 1994 as Chief Executive Officer and President, based upon achieving certain financial objectives. Such bonus amounts are included in the Summary Compensation Table for each named executive.

     The Company believes that this bonus program provides an important link between shareholder value and incentives paid to executive officers.

     Long-Term Incentive Compensation. The Company's long-term incentive compensation program is implemented through the grant of stock options and restricted stock awards. This program is intended to align executive interests with the long-term interests of shareholders by linking executive compensation with shareholder enhancement. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a significant, long-term equity ownership position in the Company's Common Stock. Stock options are granted at prevailing market rates and will only have value if the Company's stock price increases in the future. Stock option grants vest in equal annual amounts over a five-year period. Further, executives must be employed by the Company at the time of vesting in order to exercise the options. To date, restricted stock awards have been minimal and have been limited to individuals whose performance the Company believes can significantly improve Company earnings.

     The Company employs a formula to determine the number of shares subject to option grants to executive officers in any given year. The targeted number of shares to be covered by such option grants to each participant is based upon a long-term compensation factor multiplied by base salary and then divided by the present value of an assumed discounted future appreciation of the Common Stock. The long-term compensation factor is based on the compensation survey data for similar positions with companies of comparable size in related industries, as discussed under "Annual Incentive Compensation" above.

     Stock option awards are determined in December of each year by the Compensation Committee (based upon the established range for each individual), upon consideration of management recommendations for each participant, financial results for the current fiscal year and prior stock option awards. With respect to the Chief Executive Officer, the Compensation Committee reviews his performance and determines an appropriate award, if any.

     Chief Executive Officer Compensation. The Compensation Committee evaluates the performance of the Chief Executive Officer on an annual basis and reports their assessment to the outside members of the Board of Directors. Their assessment of the Chief Executive Officer is based on a number of factors, including the following: achievement of short- and long-term financial and strategic targets and objectives, considering factors such as sales, earnings per share and PBT; Company position within the industries in which it competes, including market share; overall economic climate and individual contribution to the Company.

     On January 3, 1991, the Company entered into an Employment Agreement with Mr. Joseph, which provides for a three-year term, commencing on March 7, 1991, renewable for subsequent two-year periods. This Agreement provides for a minimum annual base salary of $420,000 as well as retirement, insurance, medical and other fringe benefits. Mr. Joseph is also entitled to additional vesting under the Company's retirement plan in the event of a change in control or termination without cause. Before entering into this Agreement, an independent management compensation consulting group, engaged by the Compensation Committee, reviewed the proposed agreement and determined that the benefits to Mr. Joseph were comparable to commitments and incentives offered by other companies of similar size and that such Agreement was in the best interests of the Company's shareholders.

     Mr. Joseph's annual base salary was increased from $445,000 to $500,000 effective March 1, 1994. On July 19, 1994, the Company extended Mr. Joseph's employment agreement as President and Chief Executive Officer through December 31, 1994. The agreement provides that Mr. Joseph will serve as Chairman of the Board of Directors, will provide assistance to senior management for 1995 and will receive an annual salary of $500,000 in 1995. In addition, the agreement provides for relocation costs and a lump sum payment from the Augat Inc. Supplementary Employee Retirement Plan in 1995. In addition, Mr. Joseph was awarded options to purchase 40,000 shares of common stock in December, 1994 and a bonus of $450,000 in February, 1995, based upon the achievement of profit before taxes and earnings per share objectives discussed above under "Annual Incentive Compensation." This bonus reflects the Company's improved financial performance in 1994, which included an increase in profit before taxes of 68% and earnings per share of 64% compared to 1993.

     On September 6, 1994, the Company entered into an Employment Agreement with William R. Fenoglio pursuant to which Mr. Fenoglio will serve as President and Chief Operating Officer and, since December 20, 1994 as Chief Executive Officer. The Agreement provides for a three-year term, renewable for a subsequent two year period. Mr. Fenoglio will receive a minimum annual salary of $400,000, as well as retirement, insurance, medical and other fringe benefits. Mr. Fenoglio was awarded options to purchase 100,000 shares of common stock in 1994 and a bonus of $115,000 in February 1995 based upon the achievement of profit before taxes and earnings per share objectives discussed above under "Annual Incentive Compensation." This bonus reflects the Company's improved financial performance in 1994, which includes an increase in profit before taxes of 68% and earnings per share of 64% compared to 1993. Mr. Fenoglio was also elected a director by the Board on September 6, 1994.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid during any year to the corporation's Chief Executive Officer and four other most highly compensated executive officers. The Company intends to comply with the provisions of Section 162(m).
                                COMPENSATION COMMITTEE
                                Vernon R. Alden, Chairman
                                Samuel S. Dennis 3d
                                Jerald G. Fishman
                                Thomas L. King
                                John N. Lemasters

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated officers, based on salary and bonus earned during 1994.

                                                                                                  LONG TERM
                                                                                                 COMPENSATION
                                                                                            -----------------------
                                                             ANNUAL COMPENSATION                    AWARDS
                                                      -----------------------------------   -----------------------
                                                                                OTHER       RESTRICTED
                                                                                ANNUAL         STOCK     SECURITIES     ALL OTHER
                                                                             COMPENSATION     AWARDS     UNDERLYING   COMPENSATION
      NAME AND PRINCIPAL POSITION              YEAR   SALARY($)    BONUS($)     ($)(1)        ($)(2)      OPTIONS        ($)(3)
- ---------------------------------------------  -----  ---------    --------  ------------   ----------  -----------   ------------
Marcel P. Joseph.............................  1994   $490,832     $450,000     $119,500      $210,300      40,000       $41,228
Chairman of the Board of Directors(4)          1993    440,833      350,000       67,000        60,150      70,000        15,255
                                               1992    420,000           --       45,000            --      60,000        19,781

William R. Fenoglio..........................  1994    130,400      115,000           --       347,250     100,000           113
President and Chief Executive Officer(5)       1993         --           --           --            --          --            --
                                               1992         --           --           --            --          --            --

Anthony F. Lefkowicz.........................  1994    248,083      126,000           --        21,030      21,300        14,096
Vice President and General Manager --          1993    236,250      194,250           --        36,090      13,000         3,205
Wiring Systems and Components Business         1992    225,000       17,500           --            --      19,000         4,398

Larry E. Buffington..........................  1994    200,833      110,000           --        63,090      20,000         9,109
Vice President and General Manager             1993    176,666      126,000           --        48,120      15,000         1,259
Communications Products Business               1992    160,000           --       17,568            --      19,000            --

Ellen B. Richstone...........................  1994    210,000      100,000           --        21,030      14,200         4,476
Vice President and Chief Financial Officer...  1993    200,000       90,000           --            --      11,000            --
                                               1992     80,769(6)        --           --        66,900      25,000            --

L. Ronald Hoover.............................  1994    238,500       65,000           --            --      11,800        11,791
Vice President Business and Technology         1993    236,250           --           --        36,090       7,000         2,726
Development                                    1992    225,000           --           --        41,175      19,000           521

- ---------------
     (1) The amounts indicated for the named individuals include the incremental cost to the Company for executive perquisite programs as follows: Mr. Joseph, relocation expenses, $47,000, and tax reimbursements,

$41,000. While other officers receive certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

     (2) The following named executive officers were awarded restricted stock in the indicated amounts and values (valued at $21.13 per share at February 1, 1994, except for Mr. Fenoglio, valued at $23.25 per share at August 17, 1994).

                                                                                        NO. OF SHARES     VALUE
                                                                                        --------------   --------
    Mr. Joseph........................................................................      10,000       $210,300
    Mr. Fenoglio......................................................................      15,000        347,250
    Mr. Lefkowicz.....................................................................       1,000         21,030
    Mr. Buffington....................................................................       3,000         63,090
    Ms. Richstone.....................................................................       1,000         21,030

Dividends are paid to all recipients of restricted stock awards at the same time and at the same rate as paid to all shareholders. The values are calculated without giving effect to the diminution in value attributable to the restrictions on such stock. The number and value of the aggregate restricted stock holdings as of December 31, 1994, based on the closing market price of the Common Stock on December 30, 1994 of $18.88, are as follows:

                                                                                        NO. OF SHARES    VALUE
                                                                                        -------------   --------
    Mr. Joseph........................................................................      13,333      $251,727
    Mr. Fenoglio......................................................................      15,000       283,200
    Mr. Lefkowicz.....................................................................       3,000        56,640
    Mr. Buffington....................................................................       5,667       106,993
    Ms. Richstone.....................................................................       4,000        75,520
    Mr. Hoover........................................................................       2,000        37,760

     (3) Amounts reported in this column for 1994 are comprised of the following items:

                                                                                                      VALUE OF
                                                             MATCH-SAVINGS      INTEREST ON      SPLIT-DOLLAR LIFE
                                                             AND RETIREMENT       DEFERRED           INSURANCE
                                                                PLAN(a)       COMPENSATION(b)       PREMIUMS(c)
                                                             --------------   ----------------   ------------------
    Marcel P. Joseph.......................................      $2,115           $ 27,439            $ 11,674
    William R. Fenoglio....................................          --                113                  --
    Anthony F. Lefkowicz...................................          --             10,409               3,687
    Larry E. Buffington....................................       2,115              2,599               4,395
    Ellen B. Richstone.....................................       2,077                542               1,857
    L. Ronald Hoover.......................................       2,133                798               8,860

- ---------------

          (a) Represents the Company's matching contribution of Common Stock under the Savings and Retirement Plan.

          (b) Represents the portion of interest earned on certain deferred compensation above 120% of the applicable federal rate.

          (c) Represents the present value calculated for the net premiums paid by the Company and treated as an interest-free loan.

     (4) Retired as Chief Executive Officer, effective December 20, 1994.

     (5) Elected President and Chief Operating Officer, effective September 6, 1994 and elected Chief Executive Officer, effective
  December 20, 1994.

     (6) Ms. Richstone became employed by the Company in November, 1992. Such amount includes a hiring bonus of $50,000.


                                                 OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides information on option grants in calendar year 1994 to each of the named executive officers.
                                                                                                           POTENTIAL
                                                              INDIVIDUAL GRANTS                           REALIZABLE
                                             ---------------------------------------------------       VALUE AT ASSUMED
                                                 NUMBER      % OF TOTAL                                 ANNUAL RATES OF
                                             OF SECURITIES     OPTIONS                             STOCK PRICE APPRECIATION
                                               UNDERLYING    GRANTED TO   EXERCISE
                                                OPTIONS       EMPLOYEES    OR BASE                    FOR OPTION TERM(2)
                                                GRANTED          IN         PRICE    EXPIRATION   ---------------------------
                      NAME                       (#)(1)      FISCAL YEAR   ($/SH)       DATE         5%($)          10%($)
    ---------------------------------------- --------------  -----------  ---------  -----------  ------------   ------------
    Marcel P. Joseph........................      40,000        7.3%       $ 17.75     12/20/99   $    198,800   $    433,200
    William R. Fenoglio.....................      50,000        9.2%         23.25      8/17/99        325,500        984,000
                                                  50,000        9.2%         17.75     12/20/99        248,500        541,500
    Anthony F. Lefkowicz....................      21,300        3.9%         17.75     12/20/99        105,900        230,700
    Larry E. Buffington.....................      20,000        3.7%         17.75     12/20/99         99,400        216,600
    Ellen B. Richstone......................      14,200        2.6%         17.75     12/20/99         70,600        153,800
    L. Ronald Hoover........................      11,800        2.2%         17.75     12/20/99         58,600        127,800
- -----------------------------------------------------------------------------------------------------------------------------
    All Shareholders........................         N/A        N/A            N/A          N/A    102,117,000    222,517,000
    All Optionees...........................     546,000        100          18.75           --      2,866,500      6,246,000
    Optionee Gain as % of all Shareholders
    Gain....................................         N/A        N/A            N/A          N/A            2.8%           2.8%
- ------------------------------------------------------------------------------------------------------------------------------

- ---------------
     (1) The options set forth above become exercisable on a cumulative basis in installments as to 25% of the shares commencing one year after the date of grant with the balance becoming exercisable in three installments of 25% per year thereafter.

     (2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock and the date on which the options are exercised.

                                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                   AND FY-END OPTION/SAR VALUES

        The following table provides information on Option/SAR exercises in calendar year 1994 by the named executive officers and the value of such officers' unexercised Options/SARs at December 31, 1994.

                                                                               NUMBER OF
                                                                              SECURITIES                     VALUE OF
                                                                              UNDERLYING                    UNEXERCISED
                                                                              UNEXERCISED              IN-THE-MONEY OPTIONS
                                           SHARES                        OPTIONS AT FY-END(#)             AT FY-END($)(1)
                                         ACQUIRED ON      VALUE       ---------------------------   ---------------------------
                 NAME                    EXERCISE(#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------------------------  -----------   -----------    -----------   -------------   -----------   -------------
Marcel P. Joseph.......................     57,000       $662,000        58,500         135,500       $387,250     $ 487,250
William R. Fenoglio....................         --             --            --         100,000             --        56,250
Anthony F. Lefkowicz...................     18,250        222,200        17,000          45,300        125,300       156,300
Larry E. Buffington....................      8,500         85,000        12,250          44,500         66,700       138,000
Ellen B. Richstone.....................      6,250         81,250         9,000          34,950         53,200       127,700
L. Ronald Hoover.......................     11,000        112,200        12,750          32,800         96,700       150,900

- ---------------
        (1) The closing price for the Company's common stock as reported by the New York Stock Exchange on December 30, 1994 was
$18.88 per share. Value is calculated on the basis of the difference between the option exercise price and $18.88 multiplied by the number of shares of common stock underlying the option.

STOCK PERFORMANCE GRAPH

     The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock during the five years ended December 31, 1994 with the cumulative total return on the S&P 500 Index and Peer Group Index. The Peer Group Index consists of Amp, Inc., Amphenol Corp., Methode Electronics, Inc., Molex Inc., Robinson Nugent Inc. and Thomas & Betts Corp. The comparison assumes $100 was invested on January 1, 1989 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

      Measurement Period
    (Fiscal Year Covered)         Peer Group        S&P 500       Augat Inc.
1989                                100.00          100.00          100.00
1990                                103.00           96.89           72.91
1991                                144.20          126.42           70.50
1992                                147.66          136.05           91.35
1993                                173.67          149.76          144.98
1994                                209.35          151.74          150.55

SEVERANCE AGREEMENTS

     The Board of Directors of the Company in 1989 approved Severance Agreements for all corporate officers elected by the Board of Directors. The Board has further provided that the Severance Agreements may be extended to other executives subject to its approval.

     The purpose of the Agreements is to assure the continued dedication of such executives of the Company to their duties in the event of an unsolicited tender offer. In the event of a "change in control" of the Company, and the termination of the executive's employment by the Company at any time within the 36-month period thereafter (other than for cause or disability) or by the executive for good reason (as defined in the Agreement), the executive shall be eligible to receive a cash severance payment equal to the executive's full base salary plus any other amounts earned through the date of termination, plus an additional lump sum cash payment equal to one-twelfth of the executive's annual base salary and bonuses multiplied by the number of months remaining after the date of termination in the 36-month period that commenced upon the date of the change in control; provided, however, that the minimum payment will be 12 months if the termination occurs within the 36-month period after a change in control. In addition, for 12 months after termination, the

Company shall arrange to provide each executive with life, disability, accident and health insurance benefits similar to those previously maintained (subject to offset for any equivalent benefits obtained from another employer during this period).

     A "change in control" for the purpose of the Agreements includes any change in control during the term of the Agreements. A change in control will be deemed to have occurred if (a) a person acquires 30% or more of the voting power of the Company's Common Stock, (b) if during any two consecutive years ending during the term of the Agreements the Board members at the beginning of such period cease to constitute a majority of the Board, (c) the stockholders approve a merger or consolidation (other than recapitalizations or where the Company's stock would represent more than 80% of the voting power of the resulting or surviving entity), or (d) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company's assets.

DIRECTORS' COMPENSATION

     The Company's directors who are not full-time employees of the Company are reimbursed for their expenses and receive a fee of $13,500 per year. In addition, all such directors are compensated at the rate of $800 for each directors' meeting attended and $700 for each committee meeting attended, with the Chairmen of the various committees being compensated at the rate of $875 for each meeting attended. Each non-employee director receives a mandatory grant of options to purchase 5,000 shares of common stock at fair market value, on the date he or she is elected, or reelected, to the Board of Directors. Such options are for a five year term and vest 25% after one year with an additional 25% for each subsequent year. Non-employee directors are not eligible to receive awards of restricted stock, stock appreciation rights or any other options.

     Under a deferred compensation plan for directors, each director has an option to make an annual election to defer his compensation as a director and to receive the deferred amounts in shares of the Company's common stock or cash either after he ceases to be a director or after he retires from his principal occupation. All deferred compensation is credited quarterly in shares of stock of the Company based on their market value on the last day of each quarter. Dividends paid by the Company are credited to the participants in the plan in amounts equal to the cash dividends which the participant would have received had he been the owner of the number of shares credited to his stock unit account on the dates of payment. Messrs. Curtin, Lemasters, Ragone and Zakon elected to participate in this plan for 1994. As of December 31, 1994,the following named directors had deferred stock units; Mr. Curtin, 813; Mr. Lemasters, 9,242; Mr. Ragone, 13,771; Mr. Zakon, 6,348.

     The Company has established the Directors' Pension Plan to provide a retirement benefit to each present or future non-employee Director who has served as a non-employee Director for at least five years. The benefit for an eligible individual begins when he or she ceases to serve on the Board or at a future designated age elected by the retiree. The annual benefit is determined by multiplying the annual Board retainer in effect at the time the eligible individual ceased to serve on the Board, by a fraction, the numerator of which is the number of years of service for the Company as a non-employee Director or Officer of the Company and the denominator of which is ten. The Benefit will be paid for a period equal to the number of years and full months the nonemployee Director served on the Board as a non-employee Director or for life, whichever is shorter. In the year of death the benefit amount will be prorated based on the portion of the year during which the non-employee Director was alive. Benefits under this plan are paid from the general assets of the Company and may not be assigned, pledged or otherwise transferred.

RETIREMENT PROGRAM

     The Company maintains a non-contributory Pension Plan (the "Plan") for the benefit of its domestic employees. Eligible employees with one year of service who have reached age 21 are covered by the Plan, which provides for pension payments after retirement or termination of employment after reaching age 65 or completion of five years of vested service.

     Plan benefits are based on an employee's years of benefit service and five-year average of base compensation rates in the years prior to retirement or termination. Generally, the Plan provides for an annual life annuity benefit upon retirement at age 65 equalling .95% of average compensation up to Social Security Covered Compensation plus 1.35% of average compensation in excess of Social Security Covered Compensation for each year of benefit service (up to 35 years). The Plan includes certain minimum benefit guarantees based upon prior benefit formulas.

     The Company also maintains a Supplementary Employee Retirement Plan (the "SERP") for the benefit of its executives designated by the Board. The aggregate annual pension payable from the SERP and the Plan is 60% of highest base salary plus 50% of the management bonus earned in the same calendar year, in any of the last five years of employment, prorated if service is less than 15 years, reduced by 100% of Social Security and other qualified plan benefits. Such benefits, unless optional forms are chosen, are paid as a life annuity, or as a joint and survivor annuity, if the participant is married, at age 62.

     The table below shows the aggregate annual pension that would be payable under the Plan and the SERP, prior to deduction for Social Security, under various assumptions as to highest Plan salary and years of benefit service.

                               PENSION PLAN TABLE

                                                                  YEARS OF BENEFIT SERVICE
                                                            -------------------------------------
HIGHEST PLAN SALARY                                             5           10         15 OR MORE
- -------------------                                         --------     --------      ----------
    $160,000..............................................  $ 32,000     $ 64,000      $  96,000
     260,000..............................................    52,000      104,000        156,000
     360,000..............................................    72,000      144,000        216,000
     460,000..............................................    92,000      184,000        276,000
     560,000..............................................   112,000      224,000        336,000
     660,000..............................................   132,000      264,000        396,000
     760,000..............................................   152,000      304,000        456,000

     The salary used for the Plan and the SERP as of December 31, 1994 and the approximate number of years of benefit service as of December 31, 1994 for officers named in the table under Executive Compensation are: Marcel P. Joseph $725,000, 7 years; Anthony F. Lefkowicz $313,000, 7 years; Larry E. Buffington $260,000, 3 years; Ellen B. Richstone $262,000, 2 years; and L. Ronald Hoover $251,000, 3 years.

              PROPOSAL 2 -- RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP to act as the Company's auditor for the current fiscal year, subject to the ratification of such selection by the shareholders at their annual meeting. Proxies will be voted in favor of such ratification unless a contrary intent is indicated.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from shareholders.

SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in proxy materials for the 1996 Annual Meeting should be addressed to the Company's Clerk, 89 Forbes Boulevard, P.O. Box 448, Mansfield, Massachusetts 02048 and must be received on or before November 25, 1995.

OTHER MATTERS

     Management knows of no other matters which may come before the meeting. If any other matters are properly presented, it is the intention of the persons named in the proxy to vote or otherwise act in accordance with their best judgment.

EACH YEAR THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS REPORT INCLUDES A COPY OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1994 AS WELL AS ADDITIONAL DESCRIPTION OF THE BUSINESS, FINANCIAL DATA, ETC. ANY SHAREHOLDER MAY OBTAIN A COPY OF THE 10-K REPORT WITHOUT EXHIBITS AT NO CHARGE BY WRITING TO ELLEN B. RICHSTONE, AT AUGAT INC., 89 FORBES BOULEVARD, POST OFFICE BOX 448, MANSFIELD, MASSACHUSETTS 02048.

                                            By order of the Board of Directors

                                            THOMAS E. NEELY, Clerk

March 24, 1995

                                      AUGAT INC.

                            ANNUAL MEETING OF SHAREHOLDERS
P
R            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X        The undersigned hereby appoints William R. Fenoglio and Thomas E.
Y Neely, and each of them with full power of substitution, as proxies to represent and vote all shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Shareholders of Augat Inc. to be held at The Enterprise Room, State Street Bank and Trust Company, 5th Floor, 225 Franklin Street, Boston, Massachusetts, on Tuesday, April 25, 1995 at 1:30 P.M. Eastern Time and at any adjournments thereof, with respect to the matters indicated on this proxy.

         THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE OF THIS CARD.


                                                              -----------
           (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)       SEE REVERSE
                                                                  SIDE
                                                              -----------



                                      AUGAT INC.

                            ANNUAL MEETING OF SHAREHOLDERS
P
R            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X        The undersigned hereby appoints William R. Fenoglio and Thomas E.
Y Neely, and each of them with full power of substitution, as proxies to represent and vote all shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Shareholders of Augat Inc. to be held at The Enterprise Room, State Street Bank and Trust Company, 5th Floor, 225 Franklin Street, Boston, Massachusetts, on Tuesday, April 25, 1995 at 1:30 P.M. Eastern Time and at any adjournments thereof, with respect to the matters indicated on this proxy.

         THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE OF THIS CARD.


                                                              -----------
           (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)       SEE REVERSE
                                                                  SIDE
                                                              -----------


/X/  Please mark
     votes as in
     this example

The Board of Directors recommends a vote FOR the following proposals:
                                                                                                               FOR  AGAINST  ABSTAIN
1. The election of four Directors in Class III.                           2. Proposal to ratify the selection   / /    / /      / /
                                                                            of Deloitte & Touche LLP as the
Nominees: William R. Fenoglio, Jerald G. Fishman, John N.                   Company's auditor.
Lemasters and David V. Ragone
                                                                            In their discretion, the proxies are authorized to
         FOR       WITHHELD                                                 vote upon such other matters as may come before
         / /         / /                                                    the meeting or any adjournment thereof.

/ / _________________________________
Instructions: To withhold authority to vote for one or more individual                    MARK HERE      / /
nominee write their name or names in the space provided.                                 FOR ADDRESS
                                                                                          CHANGE AND
                                                                                         NOTE AT LEFT

                                                                         Please sign exactly as your name appears opposite. Each
                                                                         joint owner must sign.
PLEASE MARK INSIDE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES                              Signature ____________________________ Date _____________
                                                                         Signature ____________________________ Date _____________
